Exhibit 10.48
Assumption Agreement and Ninth Amendment to Loan and Security Agreement

Existing Borrower:	Cardlytics, Inc., a Delaware corporation (“Parent”) Dosh Holdings LLC (formerly known as BSpears Merger Sub II, LLC), a Delaware limited liability company
Additional Borrower:	AFIN Intermediate Holdings, Inc. a Delaware corporation 675 Ponce de Leon Ave., Ste 600, Atlanta, GA 30308
Additional Borrower:	AFIN Holdings Inc., a Delaware corporation 675 Ponce de Leon Ave., Ste 600, Atlanta, GA 30308
Additional Borrower:	HSP EPI Acquisition, LLC, a Delaware limited liability company 1401 Crooks Road, Suite 150, Troy, MI 48084

Date:	March 17, 2022
THIS ASSUMPTION AGREEMENT AND NINTH AMENDMENT TO LOAN AND
SECURITY AGREEMENT (this “Amendment”) is entered into between PACIFIC WESTERN BANK, a California state-chartered bank (“PWB”), as Agent and Lender, the other lenders from time to time party to the Loan Agreement, the existing borrowers named above (each and collectively, the “Existing Borrower”), and the additional borrowers named above (each and collectively, “Additional Borrower” together with the Existing Borrower, the “Borrower”). PWB and lenders that may hereafter join as lenders under the Loan Agreement (as defined below) are herein sometimes collectively referred to as “Lenders” and individually as a “Lender”. PWB, in its capacity as administrative and collateral Agent for the Lenders, is referred to herein as the “Agent” (which term shall include any successor Agent in accordance with terms hereof).
Agent, Lenders and Borrower agree to amend the Loan and Security Agreement between them, dated May 21, 2018 (as amended, the “Loan Agreement”), as follows, effective as of the date hereof except as otherwise provided below. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)
Agent and Lenders consented to the following transaction (the “HSP EPI Acquisition”): that certain Membership Interest Purchase Agreement (“HSP EPI Acquisition Agreement”) dated as of January 7, 2022 by and among Parent, AFIN Holdings Inc., a Delaware corporation and wholly owned subsidiary of Parent (“AFIN”), HSP EPI Acquisition, LLC, a Delaware limited liability company (the “HSP EPI”), Afin Technologies, Inc., a Delaware corporation, as seller, and 14th Street Capital, LLC, a Delaware limited liability company, as Indemnitor. Pursuant to the terms of the Acquisition Agreement,
Parent formed AFIN Intermediate Holdings, Inc., a Delaware corporation (“Intermediate Holdings”), a new wholly owned subsidiary of Parent, and Intermediate Holdings, in turn formed AFIN, a new wholly owned subsidiary of Intermediate Holdings, to acquire 100% of the membership of HSP EPI for approximately $15,300,000 through a combination of cash and stock of Parent. As of the date hereof, Intermediate Holdings is a wholly owned Subsidiary of Parent, AFIN is a wholly owned Subsidiary of Intermediate Holdings and HSP EPI is a wholly owned Subsidiary of AFIN.
Existing Borrower and Additional Borrower wish to add Additional Borrower as a Borrower under the Loan Agreement and the other Loan Documents as herein set forth. Agent and Lenders hereby agree to add Additional Borrower as a “Borrower under” the Loan Agreement and other Loan Documents, as herein set forth, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.
1.Assumption.
1.1Assumption by Additional Borrower and Addition of Additional Borrower as a “Borrower” under the Loan Agreement. Additional Borrower hereby (i) joins as a Borrower under the Loan Agreement and any and all other present and future documents, instruments and agreements relating thereto (with the Loan Agreement, collectively, the “Loan Documents”), (ii) assumes, as a joint and several obligor, and agrees to

Exhibit 10.48
pay and perform when due all present and future indebtedness, liabilities and obligations of Existing Borrower, under, based upon, or arising out of the Loan Agreement and all other Loan Documents, including without limitation all of the “Obligations” as defined in the Loan Agreement, and (iii) agrees to perform all duties and obligations of the “Borrower” under the Loan Agreement and all other Loan Documents. All parties agree that all references in the Loan Agreement and the other Loan Documents to “Borrower” shall be deemed to refer, individually and collectively, and jointly and severally, to Existing Borrower and Additional Borrower, and, without limiting the generality of the foregoing, all references in the Loan Agreement and this Amendment to “Collateral”, “Accounts”, “Deposit Accounts”, “Equipment”, “General Intangibles”, “Inventory”, “Investment Property”, “Other Property”, shall include without limitation the foregoing now owned or hereafter acquired by Additional Borrower and now owned or hereafter acquired by Existing Borrower, and all references in the Loan Agreement and this Amendment to “Obligations” shall include without limitation all present and future “Obligations” of Additional Borrower and Existing Borrower.

1.2Obligations. Additional Borrower acknowledges that the Obligations are due and owing to Agent and Lender from Existing Borrower, and upon the effectiveness hereof will be due and owing from Additional Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever.
1.3Grant of Security Interest by Additional Borrower. Without limiting the generality of the provisions of Section 1.1 above, as security for all Obligations, Additional Borrower hereby grants Agent for the benefit of Lender a continuing security interest in all of the following, whether now owned or hereafter acquired, and wherever located: All of the Collateral of Additional Borrower. All references in the Loan Agreement to Collateral shall be deemed to refer to all present and future Collateral of Existing Borrower and Additional Borrower. Additional Borrower hereby authorizes Agent to prepare and file such financing statements, amendments and continuation statements as Agent may require to perfect or continue Agent’s security interest in the Collateral or to effect the purposes of this Amendment and the Loan Agreement.
1.4Representations of Additional Borrower. Without limiting the generality of the provisions of Section 1.1 above, Additional Borrower represents and warrants that all representations and warranties of the “Borrower” under the Loan Agreement and other Loan Documents are true and correct in all material respects as to Additional Borrower.
1.5Acknowledgment Regarding Multiple Borrowers; Suretyship Waivers. The assumption by Additional Borrower of the Obligations under the Loan Agreement shall include, without limitation, an agreement to and acknowledgment of, all agreements and provisions as set forth in Section
9.23 of the Loan Agreement (as amended by this Amendment) regarding multiple borrowers and suretyship waivers by Additional Borrower, including without limitation suretyship waivers made by Additional Borrower with respect to all of the Obligations by all other Borrowers. Without limitation of any other term or provision hereof, each Borrower hereby agrees to and affirms all provisions set forth in such Section 9.23 (as amended by this Amendment) and acknowledges receipt and review thereof.
1.6Existing Borrower Indemnity to Additional Borrower. Existing Borrower hereby agrees to indemnify Additional Borrower and hold it harmless, from and against any and all claims, debts, liabilities, demands, obligations, actions, costs and expenses, of every nature and description, which Additional Borrower may sustain or incur, based upon, arising out of, or in any way relating to (i) Additional Borrower’s assumption of the Obligations of Existing Borrower as set forth herein, or (ii) Additional Borrower’s acknowledgment regarding multiple borrowers and suretyship waivers with respect to Existing Borrower as set forth herein, or (iii) its grant of a security interest in its assets to Lender, or (iv) any other obligation incurred or transfer made by Additional Borrower under or in connection with this Amendment, or any other document, instrument, or agreement relating hereto.
2. Merger of Bridg, Inc. into Parent. On February 1, 2022, Bridg, Inc. was merged into Parent with Parent as the surviving entity. Agent hereby acknowledges the merger and as of the date of such merger, Bridg, Inc. is no longer a Borrower under the Loan Agreement or Loan Documents and all references in the Loan Agreement and other Loan Documents to “Borrower” shall no longer include Bridg, Inc.
3.    Amendments to Loan Agreement. Agent, Lender and Borrower (jointly and severally, Existing Borrower and Additional Borrower) agree to amend the Loan Agreement, as follows:
3.1    Agent’s Address. Borrower is hereby notified that that the Agent’s address has changed to 555 S. Mangum Street, Suite 1000, Durham, North Carolina 27701. All notices shall be sent to Agent at this

Exhibit 10.48
address, to the extent required by the Loan Agreement. In each instance where Agent’s address appears, it shall be updated to reflect the foregoing address.
3.2    Modification to Revolving Loan Requests Provision. Section 1.5 of the Loan Agreement, is hereby amended and restated to read as follows:
“1.5 Revolving Loan Requests. To obtain a Revolving Loan, Borrower shall make a request to Agent by submitting a Notice of Borrowing to Agent in the form of Exhibit B hereto (or, if permitted by Bank, through the use of an E-System) or by making the request by telephone confirmed by a Notice of Borrowing on the same day. Revolving Loan requests received after 1:00 PM Eastern Time will be deemed made on the next Business Day. Agent and Lenders may rely on any Notice of Borrowing (or, any request through E-System) or telephone request for a Revolving Loan given by a person whom Agent believes is an authorized representative of Borrower, and Borrower will indemnify Agent and Lenders for any loss they suffer as a result of that reliance.

3.3    Modification to Title to Collateral; Perfection; Permitted Liens. Section 3.4 of the Loan Agreement is hereby amended by adding a new clause (g) to the end thereof, to read as follows:
“(g) Borrower represents and warrants to Lender that the Copyrights owned by, or held in the name of, HSP EPI as of the Ninth Amendment Effective Date, are not material to Borrower’s business and have minimal value to the Borrower.”
3.4    Modification to Events of Default. Section 7(i) of the Loan Agreement is hereby amended and restated to read as follows:
“(i) (A) except as set forth in clause (B) below, a final judgment or judgments for the payment of money (not covered by independent third- party insurance as to which liability has been accepted by such carrier) in an amount, individually or in the aggregate, of at least $500,000 shall be rendered against Borrower, and within 30 days after the entry, assessment or issuance thereof, the same shall not be satisfied, discharged or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Loans shall be made prior to the satisfaction, payment, discharge, stay, or bonding of such judgments) or
(B) incurrence of liability of Borrower with respect to the American Airlines Legal Proceeding exceeding $10,000,000 in the aggregate (whether such liability arises in the form of a judgment, additional settlement rewards to American Airlines, related legal fees or other payments); or”
3.5    Modification to Definitions. Section 8 of the Loan Agreement is hereby amended as follows:

follows:
(a)
deleting the following definitions: “Bridg”.
(b)adding the following definition thereto, in alphabetical order, to read as

“AFIN” means, AFIN Holdings Inc., a Delaware corporation.
“American Airlines Legal Proceedings” means legal proceedings commenced by American Airlines against HSP EPI, alleging that HSPEPI’s use of American Airlines’ “Dining Advantage” trademark breaches the existing settlement agreement between

Exhibit 10.48
the parties, as more particularly described in Schedule 2.14(e) of the Disclosure Schedule to the HSP EPI Acquisition Agreement.
“HSP EPI” means, HSP EPI Acquisition, LLC, a Delaware limited liability company.
“Intermediate Holdings” means AFIN Intermediate Holdings, Inc., a Delaware corporation.
“Ninth Amendment” means that certain Assumption Agreement and Nineth Amendment to Loan and Security Agreement, dated as of March 17, 2022 by and among, Agent, Lenders and Borrower.
“Ninth Amendment Effective Date” means March 17, 2022.
(c)restating the following definition to read as follows: “Change in Control” means:
(i)a transaction, other than a bona fide investment or series of investments in equity securities of Parent from investors acceptable to Lender in its Good Faith Business Judgment, in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Parent ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Parent, who did not have such power before such transaction;
(ii)Borrower ceases to hold directly or indirectly, 100% of the equity interests in its Subsidiaries, except as permitted by the terms of this Agreement; and
(iii)a “fundamental change” or other event occurs which gives any holders of the 2020 Convertible Notes a right to require the Borrower to repurchase any 2020 Convertible Notes.
3.6    Modified Provision Regarding Section Headings, Construction and Signing to Add Electronic Signatures. Section 9.16 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:
“9.16 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. The parties acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against any party under any rule of construction or otherwise. This Agreement may be executed and delivered by exchanging original signed counterparts, or signed counterparts by facsimile, pdf or similar format, or transmitted electronically by digital image, DocuSign or other electronic means, or a combination of the foregoing, and the same shall be treated as originals, fully binding and this Agreement shall be fully effective if so executed and delivered, and the parties waive any rights they may have to object to such treatment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include

Exhibit 10.48
Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.”
3.7    Added Provision Regarding E-Systems. A new Section 9.24 is hereby added to the Loan Agreement, immediately following Section 9.23, and it shall read as follows:
“9.24 E-Systems. Lender is hereby authorized by Borrower to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Lender is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items, by posting to or submitting and/or completion, on E-Systems. Borrower acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and Borrower assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail. All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms and conditions posted or referenced in such E-System (or such terms and conditions as may be updated from time to time, including on such E-System) and related contractual obligations executed by Borrower in connection with the use of such E-System. ALL E- SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS-IS” AND “AS AVAILABLE”. NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY LENDER OR ANY OF ITS AFFILIATES IN CONNECTION WITH ANY E-SYSTEMS.”

3.8    Modification to Reporting. Section 6(c) and (e) of the Schedule to the Loan Agreement are amended and restated to read as follows:
“(c) Quarterly unaudited financial statements, on a consolidated and consolidating basis, as soon as available, and in any event within 45 days after the end of fiscal quarter (provided that HSP EPI shall be included in the consolidated financials as soon as reasonably possible in management’s good faith business judgment);
(e) Annual financial statements, on a consolidated and consolidating basis, as soon as available, and in any event within 90 days following the end of Borrower's fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants of nationally recognized standing or otherwise reasonably acceptable to Agent (provided that HSP EPI shall be included in the consolidated financials as soon as reasonably possible in management’s good faith business judgment);”

3.9    Amendment to Deposit Account Provisions. Section 8(b) of the Schedule to the Loan Agreement is hereby amended and restated to read as follows:
“(b) Deposit Accounts. Borrower shall at all times maintain all of its Deposit Accounts and all of its investment accounts with PWB; provided Borrower may maintain up to a total not to exceed
$15,000,000 in Deposit Accounts at other institutions in the United States, in each case, subject to a control agreement among Borrower, such institution and Agent, in form and substance satisfactory to Agent in its Good Faith Business Judgment; provided that for a Borrower joining the Loan Agreement after the date hereof, additional time may

Exhibit 10.48
be granted to obtain such control agreements, as set forth in the terms of such joinder agreement; provided further, that with respect to any accounts transferred from Bridg Inc. to Parent prior to its dissolution, Parent shall obtain a control agreement in favor of Agent (in form and substance reasonably satisfactory to Agent) within 30 days after the Ninth Amendment Effective Date.”1
3.10    Amendment to Foreign Subsidiaries; Foreign Assets Provisions. Section 8(c)(1) and (3) of the Schedule to the Loan Agreement are hereby amended and restated to read as follows:
“(1) Representations. Borrower represents and warrants that it has no partially-owned or wholly-owned Subsidiaries which are not Borrowers hereunder, except for Subsidiaries organized under the laws of a jurisdiction other than the United States or any state or territory thereof or the District of Columbia (“Foreign Subs”), which are as follows: (i) Cardlytics UK Limited, a company organized under the laws of England and Wales (the “UK Sub”),
(ii) a wholly-owned subsidiary to be organized under the laws of the Republic of India (the “Indian Sub”) and (iii) Entertainment Promotions of Canada Inc., company organized under the laws of Canada (“Canadian Sub”).
(3) Foreign Assets. Borrower covenants that the total amount maintained by Borrower in foreign bank accounts owned by Borrower shall not, at any time, exceed $7,000,000. Borrower shall not permit any of the assets of any of the Foreign Subs to be subject to any security interest, lien or encumbrance, except for Liens that would be Permitted Liens if the Foreign Sub was a Borrower hereunder (other than Liens securing Indebtedness for borrowed money), and Borrower shall not agree with any other Person to restrict its ability to cause a Foreign Sub to grant any security interest in, or lien or encumbrance on, its assets.”
3.11    Amendment to Additional Provisions. Section 8 of the Schedule to the Loan Agreement is hereby amended by adding a new clause (h) to the end thereof, to read as follows:

“(h) Perfection of Security Interest in Canadian Assets. To the extent Agent determines (in its Good Faith Business Judgment) that the Intellectual Property held in the name of the Canadian Sub is material to the operation of the Borrower’s business, at Agent’s request, Borrower shall, or cause its Subsidiaries to, grant Agent and the Lenders a security interest in such Intellectual Property, by either, (i) transferring all such Intellectual Property to a Borrower and causing such Borrower to enter into an intellectual property security agreement consistent with the terms of this Agreement, or (ii) executing all documents and taking all actions, as Agent, may reasonably deem necessary or useful in order to perfect and maintain Agent's and Lenders’ perfected first-priority security interest in such Intellectual Property, including having Canadian Sub execute a guaranty and security agreement in favor of Agent for the benefit of Lenders, together with certified resolutions or other evidence of authority with respect to the execution and delivery of such documents. The election between clauses (i) and (ii), shall be at the Borrower’s option.”
4.    Covenants Regarding Additional Borrower. Additional Borrower agrees to comply with the following covenants:
4.1    Deposit Accounts. Within 60 days after the Ninth Amendment Effective Date, Additional Borrower shall at all times maintain all of its Deposit Accounts and all of its investment accounts in accordance with Section 8(b) of the Schedule to the Loan Agreement (as amended hereby).

Exhibit 10.48
4.2    Insurance Requirements. Within 60 days after the Ninth Amendment Effective Date, Borrower shall provide Agent with evidence that Intermediate Holdings, AFIN and HSP EPI have been added to the existing insurance policies of Parent.
5.    Additional Documents. The effectiveness of this Agreement is conditioned on Agent and Lenders receiving from Borrower such additional documents, instruments and agreements as Agent shall specify in its good faith business judgment, in such form as Agent shall specify in its good faith business judgment, including, without limitation, the following:
5.1    This Agreement, executed by Existing Borrower and Additional Borrower;
5.2    Intellectual Property Security Agreement executed by Additional Borrower in
5.3    Certified Resolutions and Incumbency executed by Additional Borrower,
5.4    Copies of Additional Borrower’s organizational documents, which shall be true,
5.5    Borrower Information Certificate, completed and executed by Additional Borrower, which is true and correct as of the date hereof; and
5.6    Such other documents, certificates, or agreements as Agent may reasonably request in connection herewith.

Exhibit 10.48
6.    Legal Expenses. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its documented costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment.
7.    Representations True. Borrower represents and warrants to Agent and Lenders that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct in all material respects, except as to representations and warranties that relate to a different date, in which case said representations and warranties continue to be true in all material respects as of said date and those representations and warranties that are conditioned by materiality, which shall be true and correct in all respects.
8.    General Release. In consideration for Agent and Lenders entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Agent, Lenders, and their successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment arising under or in any way related to the Loan Agreement, this Amendment or any other Loan Document or any of the transactions contemplated herein or therein (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release. Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Agent and Lenders against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys’ fees of counsel of Lenders’ choice and costs, which Lenders may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.
9.    No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Agent.
10.    General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Agent, Lenders and Borrower, and the other written documents and agreements between Agent, Lenders and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Agent and Lenders on the one hand and Borrower on the other hand shall continue in full force and effect and the same are hereby ratified and confirmed. This Amendment may be executed in multiple counterparts, by different parties signing separate counterparts, and all of the same taken together shall constitute one and the same agreement.
11.    Mutual Waiver of Jury Trial. AGENT AND LENDERS AND BORROWER EACH ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL RIGHT, BUT THAT IT MAY BE WAIVED. EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF THEIR CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AMENDMENT, THE LOAN AGREEMENT, OR ANY RELATED INSTRUMENT OR LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), ACTION OR INACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY ANY PARTY HERETO, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY EACH OF THEM. IF FOR ANY REASON THE PROVISIONS OF THIS SECTION ARE VOID, INVALID OR UNENFORCEABLE, THE SAME SHALL NOT AFFECT ANY OTHER TERM OR PROVISION OF THIS AMENDMENT, AND ALL OTHER TERMS AND PROVISIONS OF THIS AMENDMENT SHALL BE UNAFFECTED BY THE SAME AND CONTINUE IN FULL FORCE AND EFFECT.

Exhibit 10.48
Existing Borrower: CARDLYTICS, INC.
By:/s/ Kirk Somers     Name: Kirk Somers
Title: Chief Legal and Privacy Officer

Agent and Lender:
PACIFIC WESTERN BANK

By:/s/ Mykas Degesys     Name: Mykas Degesys
Title: Senior Vice President

Existing Borrower:
DOSH HOLDINGS LLC (formerly known as BSPEARS MERGER SUB II, LLC)

By:/s/ Kirk Somers     Name: Kirk Somers
Title: Manager

Additional Borrower:
AFIN HOLDINGS INC.

By:/s/ Kirk Somers     Name: Kirk Somers
Title: President, Treasurer and Secretary

Additional Borrower:
HSP EPI ACQUISITION, LLC

By:/s/ Kirk Somers     Name: Kirk Somers
Title: Manager and President

Additional Borrower:
AFIN INTERMEDIATE HOLDINGS INC.

By:/s/ Kirk Somers     Name: Kirk Somers
Title: President, Treasurer and Secretary

[Signature Page—Assumption Agreement and Ninth Amendment to Loan and Security Agreement]